Exhibit 99.1

FutureFuel Releases Third Quarter and Nine-Month 2019 Results

FutureFuel Third Quarter Net Income of $6.6 Million

Reports Net Income of $6.6 Million or $0.15 per Diluted Share, and Adjusted EBITDA of $6.8 Million

CLAYTON, Mo., November 08, 2019 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2019.

Third quarter 2019 Financial Highlights (all comparisons are with the third quarter of 2018)

●	Revenues were $65.7 million, down 19.3% from $81.4 million
●	Adjusted EBITDA was $6.8 million, down 50.0% from $13.7 million
●	Net income decreased to $6.6 million, or $0.15 per diluted share, from $9.4 million, or $0.22 per diluted share.

Nine-month 2019 Financial Highlights (all comparisons are with the first nine months of 2018)

●	Revenues were $185.0 million, down 17.9% from $225.5 million
●	Adjusted EBITDA was $15.6 million, down 75.3% from $63.2 million
●	Net income decreased to $15.8 million, or $0.36 per diluted share, from $51.3 million, or $1.17 per diluted share.

“The challenging Biodiesel margin environment witnessed in the first half of this year continued into the third quarter as we still await a declaration on the future of the Blenders’ Tax Credit.  Against this backdrop, we have prudently managed our feedstock selection and operating strategy which has had the net effect of lowering product volumes year on year. This makes it clear that we need a well defined regulatory landscape so that we can again maximize the supply of clean, sustainable fuel to American drivers. This is where the value of our Chemicals segment comes into play, providing a robust, complementary income stream and sharing of infrastructure cost, which may not available to other Biodiesel producers.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2019 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the third quarter of 2019. The remaining quarterly dividend of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2019	2018	Change	Change
Revenues	$65,684	$81,422	$(15,738)	(19.3%	)
Income from operations	$3,275	$10,229	$(6,954)	(68.0%	)
Net income	$6,622	$9,445	$(2,823)	(29.9%	)
Earnings per common share:
Basic	$0.15	$0.22	$(0.07)	(31.8%	)
Diluted	$0.15	$0.22	$(0.07)	(31.8%	)
Capital expenditures (net of customer reimbursements)	$572	$642	$(70)	(10.9%	)
Adjusted EBITDA	$6,834	$13,661	$(6,827)	(50.0%	)

	Nine Months Ended September 30,
			Dollar	%
	2019	2018	Change	Change
Revenues	$185,049	$225,505	$(40,456)	(17.9%	)
Income from operations	$5,671	$50,636	$(44,965)	(88.8%	)
Net income	$15,808	$51,322	$(35,514)	(69.2%	)
Earnings per common share:
Basic	$0.36	$1.17	$(0.81)	(69.2%	)
Diluted	$0.36	$1.17	$(0.81)	(69.2%	)
Capital expenditures (net of customer reimbursements)	$1,446	$1,539	$(93)	(6.0%	)
Adjusted EBITDA	$15,633	$63,184	$(47,551)	(75.3%	)

Financial and Business Summary

Consolidated sales revenue in the three- and nine-months ended September 30, 2019 decreased $15,738 and $40,456, respectively, compared to the three- and nine-months ended September 30, 2018. This decrease primarily resulted from decreased sales volumes and decreased prices of biodiesel in the three- and nine-month periods ended September 30, 2019. In addition, in the nine-month period ended September 30, 2019, sales revenue was reduced by lower sales volumes in the chemical segment. Partially reducing the nine-month price effect was prior year rebates paid to customers that resulted from the retroactive reinstatement of the 2017 blenders’ tax credit (BTC) passed into law on February 9, 2018. The BTC has not been reinstated beyond 2017, therefore, these rebates did not reoccur in 2019.

Gross profit in the three- and nine-months ended September 30, 2019 decreased $7,191 and $46,437, respectively, compared to the three- and nine-months ended September 30, 2018. This decrease was primarily from the biofuels segment with the prior year period benefiting from the aforementioned BTC which was not in law in 2019. Also negatively impacting gross profit in the current periods was reduced sales volumes and average selling price in the biofuels segment. Additionally, lower chemical segment sales volumes reduced gross profit in the nine-month period. Partially offsetting these decreases in gross profit was the favorable impact of the change in the unrealized and realized activity in derivative instruments with a gain of $322 in the three months ended September 30, 2019 as compared to a loss of $676 in the three months ended September 30, 2018 and a loss of $711 in the nine months ended September 30, 2019, as compared to a loss of $3,947 in the same period of 2018. Additionally, gross profit was favorably impacted in the three- and nine-months ended September 30, 2019, as compared to the three- and nine-months ended September 30, 2018, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit of $557 and $2,480 in the three- and nine-months ended September 30, 2019 as compared to a decrease in gross profit of $623 and $2,621 in the three- and nine-months ended September 30, 2018, respectively.

Net Income

Net income for the three- and nine-months ended September 30, 2019 decreased $2,823 and $35,514, respectively, as compared to the same periods in 2018. The decrease in the three-month period resulted primarily from lower sales volumes and prices of biodiesel. The decrease in the nine-month period resulted primarily from the absence of biodiesel tax credits and incentives that were retroactively reinstated in 2018 and not in effect for 2019 and to a lesser extent, lower sales volumes in the chemical segment.

Capital Expenditures

Capital expenditures were $6,139 in the nine months of 2019, compared with $3,084 in the same period in 2018. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Nine Months Ended September 30,
	2019	2018
Cash paid for capital expenditures	$6,139	$3,084
Cash received from customers as reimbursement of capital expenditures*	$(4,693)	$(1,545)
Cash paid for capital expenditures, net of customer reimbursement	$1,446	$1,539

   *This receipt of cash was reported as an increase in deferred revenue in cash flows from operations.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities remain strong at $311,528 as of September 30, 2019, compared with $294,860 as of December 31, 2018.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2018 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles net income with adjusted EBITDA, the most directly comparable GAAP performance financial measure, and a table reconciles cash flows from operations with adjusted EBITDA, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$235,945	$214,972
Accounts receivable, net of allowance for bad debts of $0	20,842	18,138
Inventory	42,789	39,296
Marketable securities	75,583	79,888
Other current assets	1,831	10,036
Total current assets	376,990	362,330
Property, plant and equipment, net	100,320	103,575
Other assets	6,956	5,250
Total noncurrent assets	107,276	108,825
Total Assets	$484,266	$471,155
Liabilities and Stockholders’ Equity
Accounts payable	$26,604	$21,670
Dividends payable	2,625	10,498
Other current liabilities	10,459	7,323
Total current liabilities	39,688	39,491
Deferred revenue – long-term	19,394	20,319
Other noncurrent liabilities	20,057	22,267
Total noncurrent liabilities	39,451	42,586
Total liabilities	79,139	82,077
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding as of September 30, 2019 and December 31, 2018	4	4
Accumulated other comprehensive income (loss)	200	(20)
Additional paid in capital	282,166	282,145
Retained earnings	122,757	106,949
Total Stockholders’ Equity	405,127	389,078
Total Liabilities and Stockholders’ Equity	$484,266	$471,155

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$65,684	$81,422	$185,049	$225,505
Cost of goods sold and distribution	60,222	68,769	173,055	167,074
Gross profit	5,462	12,653	11,994	58,431
Selling, general, and administrative expenses	1,354	1,547	3,996	4,952
Research and development expenses	833	877	2,327	2,843
Total operating expenses	2,187	2,424	6,323	7,795
Income from operations	3,275	10,229	5,671	50,636
Other income and expense, net	4,361	3,228	13,026	3,022
Income before taxes	7,636	13,457	18,697	53,658
Income tax provision	1,014	4,012	2,889	2,336
Net income	$6,622	$9,445	$15,808	$51,322

Earnings per common share
Basic	$0.15	$0.22	$0.36	$1.17
Diluted	$0.15	$0.22	$0.36	$1.17
Weighted average shares outstanding
Basic	43,743,243	43,724,195	43,743,243	43,719,215
Diluted	43,743,243	43,732,920	43,745,153	43,725,370

Comprehensive Income
Net income	$6,622	$9,445	$15,808	$51,322
Other comprehensive income (loss) from unrealized net
gains (losses) on available-for-sale debt securities	1	(27)	279	(46)
Income tax effect	-	6	(59)	10
Total unrealized gains (losses), net of tax	1	(21)	220	(36)
Comprehensive income	$6,623	$9,424	$16,028	$51,286

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$15,808	$51,322
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	9,092	8,502
Amortization of deferred financing costs	108	108
Benefit for deferred income taxes	(273)	(3,609)
Change in fair value of equity securities	(6,621)	5,597
Change in fair value of derivative instruments	(357)	(2,290)
Loss (gain) on the sale of investments	1,444	(2,324)
Stock based compensation	21	321
(Gain) loss on disposal of property and equipment	(11)	41
Noncash interest expense	22	22
Changes in operating assets and liabilities:
Accounts receivable	(4,526)	3,031
Accounts receivable – related parties	1,822	(2,382)
Inventory	(3,493)	(4,251)
Income tax receivable	6,491	6,458
Prepaid expenses	1,257	1,190
Other assets	221	(247)
Accounts payable	5,951	13,018
Accounts payable – related parties	(717)	1,949
Accrued expenses and other current liabilities	1,904	5,385
Deferred revenue	(274)	(2,672)
Other noncurrent liabilities	(3,511)	-
Net cash provided by operating activities	24,358	79,169
Cash flows from investing activities
Collateralization of derivative instruments	852	2,384
Purchase of marketable securities	(19,200)	(19,664)
Proceeds from the sale of marketable securities	28,962	33,942
Proceeds from the sale of property and equipment	13	22
Capital expenditures	(6,139)	(3,084)
Net cash provided by investing activities	4,488	13,600
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	-	(176)
Payment of dividends	(7,873)	(7,872)
Net cash used in financing activities	(7,873)	(8,048)
Net change in cash and cash equivalents	20,973	84,721
Cash and cash equivalents at beginning of period	214,972	114,627
Cash and cash equivalents at end of period	$235,945	$199,348

Cash paid for interest	$-	$-
Cash paid for income taxes	$1,076	$1,506
Noncash investing and financing activities:
Noncash capital expenditures	$42	$-
Noncash operating leases	$432	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$6,622	$9,445	$15,808	$51,322
Depreciation	3,620	2,732	9,092	8,502
Non-cash stock-based compensation	21	107	21	321
Interest and dividend income	(2,718)	(2,543)	(7,830)	(6,688)
Non-cash interest expense and amortization of deferred financing costs	43	43	130	130
(Gain) loss on disposal of property and equipment	(22)	4	(11)	41
(Gain) loss on derivative instruments	(322)	676	711	3,947
(Gain) loss on marketable securities	(1,424)	(815)	(5,177)	3,273
Income tax provision	1,014	4,012	2,889	2,336
Adjusted EBITDA	$6,834	$13,661	$15,633	$63,184

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$24,358	$79,169
Benefit for deferred income taxes	273	3,609
Interest and dividend income	(7,830)	(6,688)
Income tax provision	2,889	2,336
Loss on derivative instruments	711	3,947
Change in fair value of derivative instruments	357	2,290
Changes in operating assets and liabilities, net	(5,125)	(21,479)
Adjusted EBITDA	$15,633	$63,184

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Custom chemicals	$25,270	$23,973	$70,935	$74,465
Performance chemicals	3,376	4,049	10,922	14,165
Chemicals revenue	$28,646	$28,022	$81,857	$88,630
Biofuels revenue	37,038	53,400	103,192	136,875
Total Revenue	$65,684	$81,422	$185,049	$225,505

Segment gross profit (loss)
Chemicals	$8,488	$8,898	$22,978	$24,470
Biofuels	(3,026)	3,755	(10,984)	33,961
Total gross profit	5,462	12,653	11,994	58,431
Corporate expenses	(2,187)	(2,424)	(6,323)	(7,795)
Income before interest and taxes	3,275	10,229	5,671	50,636
Interest and other income	4,404	3,358	13,156	6,688
Interest and other expense	(43)	(130)	(130)	(3,666)
Income tax provision	(1,014)	(4,012)	(2,889)	(2,336)
Net income	$6,622	$9,445	$15,808	$51,322

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com